UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2006

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware 1-12333 86-0385884
(State or Other Jurisdiction (Commission (IRS Employer
of Incorporation) File Number) Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA 92130 (Address of Principal Executive Offices) (Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

A description of the Employment Agreement between Iomega Corporation (“Iomega”) and Preston Romm is set forth below in Item 5.02.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 27, 2006, Iomega announced the appointment of Preston Romm as Vice President of Finance and Chief Financial Officer, effective immediately. Prior to accepting this position, Mr. Romm (52 years old), was Vice President, Chief Financial Officer, Treasurer and Secretary of Dot Hill Systems Corporation (NASDAQ: HILL), a data storage company, from 1999 to March 2006. He also served as a Vice President of multiple public and privately-held technology companies from 1990 to 1999.

Mr. Romm received his M.B.A. from American University and his B.S. in Accounting from the University of Maryland.

Pursuant to an Employment Agreement entered into between Iomega and Mr. Romm, he will receive an annual base salary of $270,000. In addition, he will be eligible to participate in the Iomega Incentive Bonus Program with an annual incentive target equal to 55% of his annual base salary. For fiscal 2006, he will receive a guaranteed minimum bonus of $75,000 plus a hiring bonus of $20,000. He was also granted an option to purchase 175,000 shares of Iomega common stock. In the event Mr. Romm’s employment is terminated without cause, he will be entitled to a severance payment equal to nine months of his then annual base salary.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 27, 2006

IOMEGA CORPORATION
(Registrant)

By: /s/ Thomas D. Kampfer Thomas D. Kampfer
President, Chief Operating Officer

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